FILED: 03/28/2001
                                                           CW: 1997-00320063
                                                          WY Secretary of State
                                                         Doc. ID: 200 1-00419369

                 CERTIFICATE AMENDING ARTICLES OF INCORPORATION
                              VALUABLE TUBES, INC.

         The undersigned, being the President and Secretary of Valuable Ventures, Inc., a Wyoming Corporation, hereby certify that a majority vote of the board Directors and majority vote of the stockholders at a meeting held on March 26, 2001, it was agreed by unanimous vote that this CERTIFICATE AMENDING ARTICLES OF iNCORPORATION be filed. The undersigned further certifies that the original Articles of Incorporation of Valuable Ventures, Inc.

were filed with the Secretary of State of Wyoming on the 27th Day of February, 1997. The undersigned further certifies that ARTICLE FIRST and ARTICLE FOURTH of the original Articles of Incorporation filed on the 27th Day of February, 1997, herein are amended to read as follows:

                                  ARTICLE FIRST

         The name of the Corporation shall be: Pear Network, Inc.

                                 ARTICLE FOURTH



         That the total number of authorized shares to be issued by the Corporation is ONE HUNDRED TEN MILLION (110,000,000) total shares of stock consisting of ONE HUNDRED MILLION (100,000,000) common shares with a par value of ONE TENTH OF A CENT ($.001), FIVE MILLION (5,000,000) preferred series A stock with a par value of ONE TENTH OF A CENT ($.00 1) and FIVE MILLION (5,000,000) preferred series B stock with a par value of ONE TENTH OF A CENT ($.0O 1). No other shares shall be authorized.

         The undersigned hereby certify that they have on this 26th Day of March, 2001, executed this Certificate Amending the original Articles of Incorporation heretofore filed with the Secretary of State of Wyoming.

         /S/ DAN HODGES                                   /S/ DAN HODGES
-------------------------------                 --------------------------------
            President                                        Secretary